Exhibit A

Operating Expense Limits

As of April 18, 2019

Fund	Class	Operating Expense Limit	Term
Rational Strategic Allocation Fund	Class A Class C Institutional Class T	0.70% 1.45% 0.45% 0.70%	April 30, 2020
Rational Dividend Capture Fund	Class A Class C Institutional Class T	1.25% 2.00% 1.00% 1.25%	April 30, 2020
Rational Tactical Return Fund	Class A Class C Institutional Class T	2.24% 2.99% 1.99% 2.24%	April 30, 2020
Rational Dynamic Brands Fund	Class A Class C Institutional Class T	1.49% 2.24% 1.24% 1.49%	April 30, 2020
Rational Iron Horse Fund	Class A Class C Institutional Class T	1.95% 2.70% 1.70% 1.95%	April 30, 2020
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Class C Institutional Class T	2.22% 2.97% 1.97% 2.22%	April 30, 2020
Rational Select Asset Fund	Class A Class C Institutional Class T	1.65% 2.40% 1.40% 1.65%	April 30, 2020
Rational Income Opportunities Fund	Class A Class C Institutional Class T	2.00% 2.75% 1.75% 2.00%	April 30, 2020
Rational/NuWave Enhanced Market Opportunity Fund	Class A Class C Institutional Class T	2.24% 2.99% 1.99% 2.24%	April 30, 2020
Rational Trend Aggregation VA Fund	N/A	1.25%	April 30, 2020

Rational Insider Buying VA Fund	N/A	1.25%	April 30, 2020
Context Insurance Linked Income Fund	Class A Class C Institutional	2.00% 2.75% 1.75%	April 30, 2020
Rational Special Situations Income Fund	Class A Shares Class C Shares Institutional Shares	2.00% 2.75% 1.75%	April 30, 2021

Mutual Fund and Variable Insurance Trust

By:  /s/ Stephen P. Lachenauer

Print Name: Stephen P. Lachenauer

Title: Trustee

Rational Advisors, Inc.

By:  /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: President